Exhibit 6(s)

HIGHMARK CAPITAL MANAGEMENT, INC.

FORM OF SUB-ADVISORY AGREEMENT

This AGREEMENT is effective as of ___________________, 2009, by and between HIGHMARK CAPITAL MANAGEMENT, INC. (“Adviser”) and GENEVA CAPITAL MANAGEMENT LTD., a Wisconsin corporation, which is an investment adviser registered under the laws of the United States as an investment adviser under the Investment Advisers Act of 1940, as amended (“Sub-Adviser”).

WHEREAS, Adviser is the investment adviser for HighMark Funds (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended;

WHEREAS, Adviser’s parent, Union Bank, N.A. (“Bank”) serves as Custodian for the Trust (“Custodian”) and provides certain other services for the Trust’s series of mutual funds (the “Funds”);

WHEREAS, Adviser is the Administrator for the Funds, PNC Global Investment Servicing, Inc.(“PNCGIS”) is the Sub-Administrator, and HighMark Funds Distributors, Inc., an affiliate of PNCGIS, is the Distributor of the Funds (the latter two companies called collectively, the “PNC Companies”); and

WHEREAS, Adviser desires to retain Sub-Adviser to provide the services set forth herein with respect to the Trust’s HighMark Geneva Growth Fund (the “Fund”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.

DEFINITIONS. As used herein, the following terms shall have the meanings set forth:

1.1

“33 Act” shall mean the Securities Act of 1933, and the rules and regulations issued thereunder, each as they may be amended from time to time.

1.2

“40 Act” shall mean the Investment Company Act of 1940, and the rules and regulations issued thereunder, each as they may be amended from time to time.

1.3

“Adviser” and “Administrator” shall mean HighMark Capital Management, Inc.

1.4

“Advisers Act” shall mean the Investment Advisers Act of 1940, and the rules and regulations promulgated thereunder, each as they may be amended from time to time.

1.5

“Bank” and “Custodian” shall mean Union Bank, N.A., a national banking association organized under the laws of the United States.

1.6

“Sub-Administrator” and “Distributor” shall mean PNCGIS and HighMark Funds Distributors, Inc., respectively.

1.7

“Sub-Adviser” shall mean Geneva Capital Management Ltd., a corporation formed under Wisconsin law and registered as an investment adviser under the Advisers Act.

2.

APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide the sub-advisory services specified herein to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

3.

DELIVERY OF DOCUMENTS.

3.1

Adviser has furnished or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

(a)

Copies of the Declaration of Trust establishing the Trust and the By-Laws of the Trust;

(b)

Resolutions of the Trust’s Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

(c)

The Trust’s Registration Statement on Form N-1A under the 33 Act (File No. 33-12608) and the 40 Act as filed with the United States Securities and Exchange Commission (“SEC”), and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund;

(d)

The Trust’s most recent prospectus and Statement of Additional Information for the Fund (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the “Prospectus”);

(e)

Adviser’s Form ADV Part II; and

(f)

Such other materials and documents as Sub-Adviser shall reasonably request.

Adviser will furnish Sub-Adviser with copies of all amendments of or supplements to the foregoing promptly following adoption of such amendments or supplements.

3.2

Sub-Adviser has furnished or will furnish Adviser with copies properly certified or authenticated of each of the following:

(a)

Sub-Adviser’s Form ADV Part II; and

(b) Such other materials and documents as Adviser shall reasonably request.

Sub-Adviser will furnish Adviser with copies of all amendments of or supplements to the foregoing promptly following adoption of such amendments or supplements.

4.

MANAGEMENT:

4.1

Subject to the supervision of the Trust’s Board of Trustees and of Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, the assets of the Fund and shall have full discretionary management authority with respect to the assets of the Fund, and in connection therewith is authorized to place all orders for the purchase and sale of securities, on behalf of the Fund, as Sub-Adviser shall determine to be appropriate. Sub-Adviser is also authorized, subject to periodic approvals of authorized persons by the Board of Trustees, to instruct Custodian to settle trades executed on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund, will monitor the Fund investments, and will comply with the investment objectives, policies and restrictions of the Fund stated in the Fund’s Prospectus and compliance policies and procedures furnished to Sub-Adviser by Adviser from time to time (provided that Sub-Adviser is provided with reasonable notice of any change to the Fund’s investment objectives, policies and restrictions).

4.2

Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser shall also make itself reasonably available to the Trust’s Board of Trustees at such times as the Board of Trustees shall request.

4.3

Sub-Adviser represents and warrants that it is and shall at all times remain in compliance with all applicable laws, rules and regulations pertaining to its investment advisory activities, including the 40 Act, the 33 Act and the Advisers Act, and agrees that it:

(a)

will use at least the same skill and care in providing such services as it uses in providing services to fiduciary accounts in the United States for which it has investment responsibilities;

(b)

will maintain at all times its registration with the SEC as an investment adviser under the Advisers Act;

(c)

will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In providing the Fund with investment supervision, Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, Sub-Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which Sub-Adviser’s other clients may be a party. It is understood that it is desirable for the Fund and the Trust that Sub-Adviser or Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers solely on the basis of seeking the most favorable price and efficient execution. Therefore, Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to the general supervision of, and guidelines from time to time established by, Adviser, and reviewed by the Trust’s Board of Trustees with respect to the extent and continuation of this practice.  It is understood that the services provided by such brokers may be useful to Sub-Adviser in connection with its or its affiliates’ services to other clients.

On occasions when Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Sub-Adviser, Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Sub-Adviser in the manner it considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients. In no instance will portfolio securities be purchased from or sold to Adviser, Sub-Adviser, the PNC Companies, or any affiliated person of any of the Trust, Adviser, Sub-Adviser, the Administrator, the Sub-Administrator, the Distributor, or any entity that Adviser has identified to Sub-Adviser in writing, except as may be permitted under the 40 Act. The Sub-Adviser acknowledges that the Fund and other mutual funds advised by the Adviser (collectively, the “fund complex”) may engage in transactions with certain sub-advisers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 40 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of a fund in the fund complex, or an affiliated person of a sub-adviser, concerning transactions for a fund in securities or other fund assets. In the event the Fund becomes a multi-managed fund, the Sub-Adviser shall be limited to managing only the discrete portion of the Fund’s portfolio as may be determined from time-to-time by the Trust’s Board of Trustees or the Adviser, and shall not consult with the other sub-adviser(s) as to any other portion of the Fund’s portfolio concerning transactions for the Fund in securities or other Fund assets.

(d)

will report regularly to Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times the management of the Fund with representatives of Adviser and the Board of Trustees, including, without limitation, review of the general investment strategy of the Fund, the overall performance of the Fund in relation to standard industry indices which have been agreed upon between Adviser and Sub-Adviser and general conditions affecting the marketplace, and will provide various other reports from time to time as reasonably requested by Adviser;

(e)

will maintain books and records with respect to the Trust’s securities transactions required by the 40 Act, including subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 40 Act, and will furnish Adviser and the Trust’s Board of Trustees such periodic and special reports as Adviser or the Board of Trustees may request;

(f)

will act upon instructions from Adviser that are not inconsistent with the fiduciary duties undertaken hereunder; and

(g)

will treat confidentially and as proprietary information of the Trust all such records and other information relative to the assets of the Fund maintained by Sub-Adviser (“Confidential Information”), and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Board of Trustees, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities;

(h)

Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund.

4.4

Sub-Adviser further agrees that:

(a)

Sub-Adviser will notify Adviser of any third party performing any services contemplated under the terms of this Agreement. Sub-Adviser must obtain Adviser’s prior written consent in the event Sub-Adviser itself, or by associating with, engaging, employing, or utilizing the services(s) of a third party, performs any of the services or maintains any Adviser Confidential Information outside the United States of America;

(b)

Sub-Adviser warrants that neither Sub-Adviser, nor any of Sub-Adviser’s agents, employees or independent contractors who will perform services under this Agreement, has ever been convicted of a criminal offense involving dishonesty, breach of trust or money laundering;

(c)

any inventions, designs, mask works, processes, methodologies, literary works and works of authorship, as those terms are understood under United States law, created, developed or prepared by Sub-Adviser under or in support of the performance of its obligations hereunder (the “Work Product”), shall be owned by Adviser. Adviser shall have all rights, title and interest, including ownership of copyright, in and to the Work Product and all copies of the Work Product.

(d)

Sub-Adviser shall acquire no ownership in any intellectual property rights subsisting in any material provided by the Adviser or the Fund to Sub-Adviser relating to the services performed under this Agreement. Likewise, Adviser will acquire no interest in the inventions, discoveries or improvements, if any, that Sub-Adviser made prior to contracting with Adviser;

(e)

Sub-Adviser warrants that Adviser’s use of any Work Product will not infringe any patent, copyright, trade secret or other proprietary right, and that the Work Product shall not be the subject of any lien or security interest, or otherwise hypothecated to a third party. In the event of an infringement claim by a third party against Adviser, Sub-Adviser agrees to indemnify, defend and hold Adviser harmless from and against any loss, cost, liability or expense, including reasonable attorneys’ fees, arising from such claim. This provision shall survive termination of this Agreement;

(f)

all notes, data, reference materials, memoranda, documentation and records in any way incorporating or reflecting any of the Confidential Information and all proprietary rights therein, including copyrights, will belong exclusively to Adviser. Sub-Adviser agrees to return promptly all copies of such materials in Sub-Adviser’s control to Adviser upon Adviser’s request or upon completion of any individual assignment.

    Sub-Adviser further agrees to furnish the Adviser, upon its request, with an affidavit stating that is does not have in its possession or under its control any other documents, contracts, computer code, computer data or other materials, in tangible or electronic form, that pertain to the Confidential Information.

(g)

Adviser and Adviser’s federal and state governmental regulators shall have the right, upon reasonable notice, and at Adviser’s expense to access Sub-Adviser’s financial records, audits, business resumption plans, and premises, and shall have the right to audit such records/facilities during the term of this Agreement. Sub-Adviser shall provide Adviser annual audited financial reports; internal and external audits including copies of Sub-Adviser’s internal/external audits, SAS 70 reports, and management resolutions for the purpose of determining the adequacy of Sub-Adviser’s systems, controls, security, integrity, fees, and confidentiality; Adviser shall have the right to conduct on-site visits and enter Sub-Adviser’s premises or such other premises where Sub-Adviser’s data is stored, within site security guidelines, for the purpose of verifying data security access procedures and operational processes; and Adviser shall have the right to review, participate in, and test in Sub-Adviser’s contingency planning for the purpose of determining that the services can be restored within an acceptable timeframe. Sub-Adviser shall have: a documented contingency plan; the ability to recover at a location separate from its normal production center; conducted an exercise of the plan within the last 12 months; updated the plan within the last 12 months; and the ability to recover critical services within acceptable timeframes.

4.5

Without limiting Sub-Adviser’s liability to Adviser or third parties hereunder, Sub-Adviser agrees to maintain the following insurance coverages with insurance carriers with A.M. Best rating of at least A- VII or otherwise acceptable to Adviser, in Adviser’s sole discretion:

(a)

Required Coverage.

(i)

All insurance coverages required by federal, state of local law and statute, including Worker’s Compensation Insurance and Employers’ Liability Insurance. The Employers’ Liability Insurance shall have a minimum coverage of at least $500,000 for each person;

(ii)

Comprehensive or Commercial General Liability Insurance, including coverage for Products and Completed Operations, and Blanket Contractual Liability for obligation undertaken by Sub-Adviser to Adviser under this contract. Such Comprehensive General Liability Insurance shall provide for minimum Combined Bodily Injury and Property Damage Coverage Limits of at least $3,000,000, per occurrence, and name Adviser as Additional Insured;

(iii)

Comprehensive Automobile Liability Insurance including coverage for Hired & Non-Owned Automobile Liability, with Combined bodily Injury and Property Damage Coverage Limits, per occurrence, of at least $1,000,000, naming Adviser as Additional Insured; and

(iv)

Comprehensive Crime Policy (CCP) including Employees Dishonest/Fidelity Coverage for all Sub-Adviser’s employees, officers and agents, and On-Premises (Loss Inside the Premises) and In-Transit (Loss Outside the Premises). The CCP shall have a minimum of at least $2,500,000, per occurrence.

(v)

Professional Liability Coverage (Errors and Omissions) for a minimum coverage of at least $2,500,000 per occurrence.

(b)

Primary & Non-Contributing Endorsement. All insurance must include a Primary & Non-Contributing Endorsement.

(c)

Certificates of Insurance. Prior to performance of any services or commencement of any work under this Agreement, Sub-Adviser shall furnish to Adviser Certificates of Insurance evidencing such required insurance coverages and naming Adviser as Additional Insured (for coverages required by items 2, 4& 5, above). Said Certificates will include a provision whereby the Insurance Carrier is required to provide, directly to Adviser, thirty (30) days advance written notice before termination, change or cancellation of coverage takes effect for such policies evidenced on such Certificate, regardless of whether canceled by the Sub-Adviser, Insured, or Insurance Carrier.

Language to the effect that “Insurance Carrier will endeavor to provide advance notice of cancellation or termination and failure to mail such notice shall impose no obligation or liability of any kind upon the Insurance Carrier, its agents or representatives,” is not acceptable.

(d)

Waiver of Rights of Subrogation. The insurer of each policy shall waive, and Sub-Adviser hereby waives, all rights of recovery or subrogation against Adviser which might arise with regard to damage or loss which is insured against under any insurance policies in force at the time of the damage or loss.

5.

BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 40 Act, Sub-Adviser hereby agrees that certain records which it maintains for the Fund are also the property of the Fund, and further agrees to surrender promptly to the Trust a duplicate of any of such records, upon the Trust’s request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 40 Act the records required to be maintained by the 40 Act, including subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 40 Act, for the Fund .

6.

EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust, unless otherwise stated in this Agreement.

7.

COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay Sub-Adviser, and Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued and payable in accordance with Schedule A hereto. From time to time, Sub-Adviser may, in its sole discretion, agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

8.

SERVICES TO OTHERS. Adviser understands, and has advised the Trust’s Board of Trustees, that Sub-Adviser now acts and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. Adviser has no objection to Sub-Adviser’s acting in such capacities, as long as such services do not impair the services rendered to Adviser or the Fund, and Adviser recognizes and has advised the Trust’s Board of Trustees that, in some cases, this may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust’s Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser’s duties under this Agreement will not devote their full time to such service, and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.  Notwithstanding any of the foregoing, Sub-Adviser shall obtain Adviser’s prior written consent (a copy of which shall concurrently be provided to the Trust’s Board of Trustees) before it or any of its employees act as an investment adviser, sub-investment adviser, portfolio manager and/or administrator to any investment company or series thereof other than to the Fund or any other fund or funds of the Trust. Such consent may not be unreasonably withheld by Adviser.

9.

LIMITATION OF LIABILITY. Sub-Adviser has unlimited liability for infringement, breach of confidentiality, property damage and personal injury or death. Sub-Adviser shall not be liable for any error or judgment or for any loss suffered by the Fund or Adviser in connection with the performance of its obligations under this Agreement or for having executed Adviser’s instructions, except (i) as described in the preceding sentence, or (ii) a loss resulting from a breach of Sub-Adviser’s fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 40 Act), or (iii) a loss resulting from Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (iv) as may otherwise be provided under provisions of applicable state or federal law which cannot be waived or modified hereby.

Except as noted in the previous paragraph, neither Sub-Adviser nor Adviser shall be liable for any consequential, incidental, exemplary, punitive or special damages, or loss of profits arising out of or in connection with either party’s respective obligations under this Agreement; and any damages that either party is required to pay for any reason except as noted in the previous paragraph, shall not exceed, in the aggregate, actual proven direct damages.

10.

INDEMNIFICATION. Adviser and Sub-Adviser each will defend, indemnify and hold the other harmless from and against any and all liabilities, claims, losses, damages, actions and causes of actions, including without limitation injury to, illness or death of any person or persons regardless of status, and damage to or destruction of any property, and claims of infringement and breaches of confidentiality, as well as attorneys’ fees, which that party may sustain or incur by reason of any act or omission by the other, its employees or agents, arising out of, or in any manner directly or indirectly connected with, the work, the furnishing of materials or other services, regardless of whether such liabilities, claims, demands, losses, damages, actions and causes or action arise during the course of or after the completion of such work, furnishing of materials or other services. This indemnity and hold harmless provision shall not be applicable to any liability caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations and duties of Adviser or Sub-Adviser or its respective representatives, nor shall this provision be applicable to actions or omissions by the Sub-Adviser, its employees or agents in connection with (i) infringement, breach of confidentiality, property damage and personal injury or death, (ii) a loss resulting from a breach of Sub-Adviser’s fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 40 Act), or (iii) as may otherwise be provided under provisions of applicable state or federal law which cannot be waived or modified hereby. This provision shall survive the termination of this Agreement.

11.

DURATION AND TERMINATION. This Agreement will become effective as of the date hereof, provided that it has been approved by a vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 40 Act, and, unless sooner terminated as provided herein, will continue in effect for two (2) years from the date of execution.

Thereafter, if not terminated, this Agreement will continue in effect for the Fund from year to year, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust’s Board of Trustees who are not interested persons of the Trust, Sub-Adviser, or Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund.

Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without penalty, on sixty (60) days’ written notice to Sub-Adviser by Adviser, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund. If the termination is by Adviser and is for other than the default of Sub-Adviser, Adviser shall pay Sub-Adviser on a pro rata basis for services rendered to the effective date of termination of the Sub-Adviser. This Agreement may be terminated at any time, without penalty, on sixty (60) days’ written notice by Sub-Adviser to Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested persons” and “assignment” have the same meaning as when such terms appear in the 40 Act.)

12.

AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13.

SUB-ADVISER INFORMATION. During the term of this Agreement, Adviser agrees to furnish Sub-Adviser at Sub-Adviser’s principal office, all prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Fund, the Trust, or the public, that refer to Sub-Adviser. Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees, agents, its affiliates, or the Bank that refer to Sub-Adviser in any way are consistent with those materials previously published. Sales literature may be furnished to Sub-Adviser by first-class or overnight mail, facsimile transmission equipment or hand delivery.

14.

INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or Adviser in any way or otherwise be deemed to be an agent of the Fund or Adviser. If any occasion should arise in which Sub-Adviser gives any advice to its clients concerning the shares of the Fund, Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

15.

SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

16.

NOTICES. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed as set forth below:

To Adviser at:

HighMark Capital Management, Inc.

350 California Street - Suite 1600

San Francisco, CA 94104

Attention: Earle A. Malm II, President & CEO

To the Sub-Adviser at:

250 East Wisconsin Avenue - Suite 1050

Milwaukee, WI 53202

Attention: [________________]

To the Trust, the Trustees or the Fund at:

HighMark Funds

350 California Street - Suite 1600

San Francisco, CA 94104

Attention: Vice President, HighMark Funds Administration

Parties agree that they shall not be bound by the terms of any changes in policies, procedures, or contracts until notice has been received as set forth in this Agreement.

17.

CHANGE OF LAW. Where the effect of a requirement of the 40 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

18.

WAIVER OF JURY TRIAL. THE PARTIES HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THE WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES EACH ACKNOWLEDGE THAT THE WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY TO HAVE LEGAL COUNSEL REVIEW THE WAIVER. THE WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS WRITTEN CONSENT TO A TRIAL BY COURT.

19.

MISCELLANEOUS.

The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement will be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officer designated below as of the day and year first above written.

HIGHMARK CAPITAL MANAGEMENT, INC. By: ___________________________________ Name: Earle A. Malm II Title: President & CEO	Geneva Capital Management Ltd. By: ___________________________________ Name: [_____________] Title: [_____________]

FORM OF SUB-ADVISORY AGREEMENT

BETWEEN HIGHMARK CAPITAL MANAGEMENT, INC.

AND GENEVA CAPITAL MANAGEMENT LTD.

SCHEDULE A

Geneva Capital Management Ltd. shall be paid monthly a fee for serving as sub-adviser to HighMark Geneva Growth Fund equal with respect to any particular month to 50% of the total of (i) the gross advisory fee payable to the Adviser by the applicable Fund with respect to such month, minus (ii) any adviser pay or supplemental payments paid to financial intermediaries or other third parties for the offering or sale of shares in such Fund or the ongoing maintenance of relationships with shareholders of such Fund (including the performance of services with respect to such shareholders) by an adviser or a distributor of the Trust or any of its affiliates (whether as revenue sharing, or for shareholder services, recordkeeping services or other services) with respect to such month up to an amount not to exceed 0.10% of the average daily net assets of the Fund with respect to such month.

The sub-advisory fee shall be payable by the Adviser. It shall be computed on the average daily net assets of the Fund subject to the Agreement, and calculated as of the last business day of each calendar month. The fee shall be payable within 10 business days of the end of each month.